Exhibit 10

                   FAMILY DOLLAR STORES, INC.

                1999 DIRECTOR COMPENSATION PLAN


ARTICLE I.  PURPOSES:

     The Family Dollar Stores, Inc., 1999 Director Compensation Plan (the "Plan") is intended to encourage stock ownership by all members of the Board of Directors of Family Dollar Stores, Inc. (the "Corporation") who are not employees of the Corporation (individually, a "Director") in order to increase each Director's proprietary interest in the Corporation's success and to encourage individuals to remain a Director of the Corporation.


ARTICLE II.  ADMINISTRATION:

     The Plan shall be operated by the Board of Directors of the Corporation. Subject to the provisions of the Plan, the Board of Directors may, from time to time, prescribe rules and regulations for the administration of the Plan and the payment of any administrative fees associated with the Plan. The Board of Directors may decide questions which arise with respect to the interpretation or application of said Plan, and such decisions shall not be subject to review.


ARTICLE III.  RIGHT TO RECEIVE STOCK:

     Each Director shall be granted the right to receive his or her Director's compensation, consisting of all regular meeting and committee meeting fees in shares of common stock of the Corporation (the "Stock"), or to receive the compensation in cash. All regular meeting and committee meeting fees are referred to collectively as the "Compensation". The right to receive the Compensation in Stock instead of cash is referred to as an "Election", and shall be made pursuant to Article IV hereof. The number of shares which an electing Director receives for the Compensation shall be calculated as provided in Article IV hereof.


ARTICLE IV.  TERMS AND CONDITIONS:

     (a) ELECTION FORM: An Election shall be evidenced by a form provided to each Director, which form shall (i) incorporate, by reference, the terms and provisions of this Plan; and (ii) be executed by each electing Director.

     (b) CONVERTING COMPENSATION TO STOCK: All Compensation for a Director making an Election shall be converted to a number of whole and fractional shares of Stock based upon the fair market value of the Stock on the appropriate Grant Date as described in subsection (c) of this Article IV. The number of whole and fractional shares of Stock calculated under this section and an amount equivalent to all cash dividends payable on such Stock shall be distributed pursuant to subsection (f) of this
Article IV.

     (c) GRANT DATES: A Grant Date hereunder is any date at which the fair market value of the Stock is determined for purposes of calculating the number of shares of Stock a Director will receive for his or her Compensation. The initial Grant Date shall be the date of the first regular meeting of the Board of Directors that is not earlier than six months and one day following the Director's Election. On the initial Grant Date all Compensation which has been earned by a Director following a Director's Election shall be converted to the appropriate number of whole and fractional shares of Stock based upon the fair market value of the Stock on the initial Grant Date. Following the initial Grant Date, all subsequent Compensation earned by an electing Director shall be converted to shares of Stock based upon the fair market value of the Stock on the date of the regular meeting or committee meeting for which the Compensation is earned. Fair market value per share of the Stock is the average of the highest price and the lowest price at which the Common Stock is sold regular way on the New York Stock Exchange on the date for which the calculation is made.

     (d)  ELECTIONS BY DIRECTORS ON THE EFFECTIVE DATE:
Individuals who are Directors on the Effective Date may make an Election on the Effective Date for the Compensation for meetings after the Effective Date. After making an Election, all Compensation during such Director's term will be converted to a number of whole and fractional shares of Stock as provided in subsections (b), (c) and (d) of this Article IV unless the Election is revoked pursuant to subsection (g) of this
Article IV.

     (e)  ELECTIONS BY DIRECTORS AFTER THE EFFECTIVE DATE:
Individuals who become a Director after the Effective Date and Directors who did not make an Election for the fiscal year ending August 28, 1999, may make an Election prior to the beginning of a fiscal year for Compensation earned during any subsequent fiscal year. After making an Election for any fiscal year, all Compensation paid or made available to a Director during such Director's term will be converted to a number of whole and fractional shares of Stock as provided in subsection (b), (c) and
(d) of this Article IV unless the Election is revoked pursuant to subsection (g) of this Article IV.

     (f) DISTRIBUTION OF STOCK: The Corporation will issue all Stock to which a Director who has made an Election is entitled for a fiscal year in one certificate issued within seventy-five
(75) days of the last day of the Corporation's fiscal year for which the Election is effective. In issuing the Stock, the Corporation may round up any fractional shares of Stock to which a Director is entitled during a fiscal year to the next whole share of Stock. An amount equivalent to the cash dividends which would have been payable on such Stock if the Director would have been a shareholder of record for the Stock on the date of the meeting shall be distributed in cash along with the certificate.

     (g) DURATION OF THE ELECTION: Following an Election, all Compensation will be paid in Stock for the remainder of the Director's term as a Director unless the Director revokes the Election in writing. The revocation of an Election shall only be effective for any Compensation for meetings six months and one day after the revocation is filed with the Committee, and all Compensation to a revoking Director for meetings before the revocation is effective shall be calculated and distributed pursuant to subsections (b) through (f) hereof.

     (h) ASSIGNABILITY: The right to receive Stock hereunder shall not be assignable or transferable except by will or by the laws of descent and distribution.

     (i) RIGHTS AS A SHAREHOLDER: No Director shall have any rights as a shareholder with respect to Stock transferred pursuant to this Plan until a certificate for such Stock has been actually issued to said Director. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (j) RESTRICTIONS ON SALE OF STOCK: The Stock has not been registered and is subject to the resale restrictions of Rule 144 under the Securities Act of 1933. No Stock received by a Director under this Plan may be sold by the Director for a period of one (1) year after the Stock is issued to the Director.

     (k) IRREVOCABLE ELECTION: Notwithstanding subsection (g) of this Article IV, a Director's Election to receive Compensation in Stock for any fiscal year may not be revoked during that fiscal year.


ARTICLE V.  TERM OF PLAN:

     The term of this Plan shall be for a period commencing on the Effective Date and ending on the date the Plan is terminated by the Board of Directors.

ARTICLE VI.  AMENDMENTS:

     The Board of Directors may, from time to time, alter, amend, suspend or terminate the Plan at any time without notice, provided that no Director's existing rights are adversely affected thereby and provided further that no amendment or modification may become effective without approval by the shareholders of the Corporation if shareholder approval is required to enable the Plan to satisfy any state or federal statutory or regulatory requirements.


ARTICLE VII.  NOTICES:

     Any notice which the Corporation or any Director may be required or permitted to give to each other shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, first class postage prepaid, addressed to Corporate Secretary, Family Dollar Stores, Inc., P.O. Box 1017, Charlotte, NC 28201, or to such other group or individual that the Corporation, by notice to the Director, may designate in writing from time to time; and to the Director, at the address shown on the records of the Corporation, or at such other address as the Director, by notice to the Corporation, may designate in writing from time to time.


ARTICLE VIII.  THE RIGHT OF THE CORPORATION TO
               TERMINATE DIRECTOR'S RELATIONSHIP:

     Nothing contained in the Plan shall confer upon any Director any right to continue as a Director of the Corporation unless such Director is duly re-elected by the Corporation's shareholders.


ARTICLE IX.  GOVERNING LAW:

     The Plan will be governed and construed pursuant to the laws of the United States of America and the State of North Carolina.


ARTICLE X.  EFFECTIVE DATE OF THE PLAN:

     The Plan shall be become effective on the date the Plan is adopted by the Board of Directors.